UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
____________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 8, 2017
Cousins Properties Incorporated
(Exact name of registrant as specified in its charter)

Georgia
(State or other jurisdiction of incorporation)

001-11312
(Commission File Number)

58-0869052
(IRS Employer Identification Number)

191 Peachtree Street NE, Suite 500, Atlanta, Georgia 30303-1740
(Address of principal executive offices)

Registrant’s telephone number, including area code: (404) 407-1000

Not applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On March 8, 2017, Kelvin L. Davis resigned from the board of directors of Cousins Properties Incorporated (the “Company”), effectively immediately.

Pursuant to that certain Stockholders Agreement (the “Stockholders Agreement”) dated April 28, 2016 by and among TPG VI Pantera Holdings, L.P., a Delaware limited partnership (“TPG”), the Company and TPG VI Management, LLC, a Delaware limited liability company (“Management”), Mr. Davis has served as the TPG Nominated Director on the board of directors of the Company since the October 6, 2016 merger with Parkway Properties, Inc.

On February 21, 2017, TPG and Management sold 100% of their beneficially owned shares of the outstanding common Stock of the company. Under the terms of the Stockholders Agreement, once TPG’s beneficial ownership of the Company’s common stock dropped below 5%, Mr. Davis’s term as a director expired not later than the end of his current term, which was scheduled to conclude at the Company’s 2017 Annual Meeting on April 25, 2017.
Mr. Davis’s resignation was not the result of any disagreement with the Company.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 8, 2017

COUSINS PROPERTIES INCORPORATED

By:	/s/ Pamela F. Roper
Pamela F. Roper
Executive Vice President, General Counsel and Corporate Secretary